Exhibit 99.1

Contact:	Shannon Alberts	-or-	Amanda Tobin Bielawski

	Investor Relations		Corporate Communications

	206/392-5134		206/392-5218

FOR IMMEDIATE RELEASE	April 26, 2007

ALASKA AIR GROUP REPORTS FIRST QUARTER RESULTS

SEATTLE – Alaska Air Group, Inc. (NYSE:ALK) today reported a first quarter net loss of $10.3 million, or $0.26 per share, compared to a net loss of $79.1 million, or $2.36 per share, in the first quarter of 2006. The prior-year results include an impairment charge of $131.1 million ($81.9 million, after tax, or $2.44 per share) resulting from the decision to retire the Company’s MD-80s earlier than originally planned in order to transition to an all-Boeing 737 fleet. Excluding the impact of mark-to-market adjustments related to fuel hedge contracts and the 2006 impairment charge, the company would have reported a net loss in the first quarter of 2007 of $15.8 million or $0.39 per share, compared to net income of $2.8 million or $0.08 per share in the first quarter of 2006.

“Higher fuel costs, increased competition and a softer revenue environment in the first quarter make it imperative that we continue to drive changes to keep ticket prices affordable and attract new customers,” said Bill Ayer, the company’s chairman and chief executive officer.

Alaska Airline’s passenger traffic in the first quarter decreased 0.3 percent on a capacity increase of 2.8 percent. Load factor declined 2.3 percentage points to 71.4 percent. Alaska’s mainline operating revenue per available seat mile (ASM) increased 0.1 percent and its operating costs per ASM excluding fuel and the transition-related impairment charge in 2006 decreased 1.3 percent. Alaska’s pretax loss for the quarter was $7.5 million compared to a pretax loss of $124.7 million in 2006. Excluding the fuel hedging adjustments and the fleet transition charge referenced above, Alaska’s pretax loss was $14.3 million for the quarter compared to pretax income of $7.6 million in the first quarter of 2006.

Horizon Air’s passenger traffic in the first quarter increased 1.1 percent on a 5.5 percent capacity increase. Load factor decreased by 2.9 percentage points to 67.8 percent. Horizon’s operating revenue per available seat mile (ASM) increased 4.8 percent and its operating costs per ASM excluding fuel increased 8.0 percent. Horizon’s pretax loss for the quarter was $9.2 million, compared to a pretax loss of $0.4 million in 2006. Excluding fuel-hedging adjustments, Horizon’s pretax loss was $11.2 million for the quarter compared to pretax loss of $1.6 million in the first quarter of 2006.

Alaska Air Group had cash and short-term investments at March 31, 2007 of $970 million. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, was 73 percent at March 31, 2007.

A summary of financial and statistical data for Alaska Airlines and Horizon Air, as well as a reconciliation of the reported non-GAAP financial measures, can be found on pages 6 through 11.

A conference call regarding the first quarter 2007 results will be simulcast via the Internet at 8:30 a.m. Pacific Time on April 26, 2007. It can be accessed through the company’s website at alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com.

References in this report to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

This report contains forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: the competitive environment and other trends in our industry; changes in our operating costs including fuel, which can be volatile; our ability to meet our cost reduction goals; our inability to achieve or maintain profitability and fluctuations in our quarterly results; our significant indebtedness; the implementation of our growth strategy; the timing of the MD-80 fleet disposal, and the amounts of potential lease termination payments with lessors and sublease payments from sub lessees; compliance with our financial covenants; potential downgrades of our credit ratings and the availability of financing; the concentration of our revenue from a few key markets; general economic conditions, as well as economic conditions in the geographic regions we serve; actual or threatened terrorist attacks; global instability and potential U.S. military actions or activities; insurance costs; labor disputes; our ability to attract and retain qualified personnel; an aircraft accident or incident; liability and other claims asserted against us; operational disruptions; increases in government fees and taxes; changes in laws and regulations; our reliance on automated systems; and our reliance on third-party vendors and partners. For a discussion of these and other risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. All of the forward- looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results; performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

# # #

Alaska Airlines and sister carrier, Horizon Air, together serve 90 cities through an expansive network throughout Alaska, the Lower 48, Canada and Mexico. For reservations visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air newsroom at http://newsroom.alaskaair.com.

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In Millions Except Per Share Amounts)

	Three Months Ended March 31
	2007	2006
Operating Revenues:
Passenger	$695.8	$679.5
Freight and mail	21.2	21.4
Other - net	42.4	34.5

Total Operating Revenues	759.4	735.4

Operating Expenses:
Wages and benefits	237.0	223.2
Variable incentive pay	10.5	8.5
Contracted services	38.6	36.7
Aircraft fuel, including hedging gains and losses	184.9	163.1
Aircraft maintenance	58.5	61.2
Aircraft rent	43.3	46.6
Food and beverage service	11.2	11.5
Selling expenses	39.0	40.0
Depreciation and amortization	41.9	36.9
Landing fees and other rentals	54.7	49.0
Other	54.9	52.8
Fleet transition costs - Alaska	—	131.1
Fleet transition costs - Horizon	3.0	—

Total Operating Expenses	777.5	860.6

Operating Loss	(18.1)	(125.2)

Nonoperating Income (Expense):
Interest income	14.4	11.1
Interest expense	(21.0)	(19.1)
Interest capitalized	7.1	4.7
Other - net	(0.2)	(0.9)

	0.3	(4.2)

Loss before income tax	(17.8)	(129.4)
Income tax benefit	(7.5)	(50.3)

Net Loss	$(10.3)	$(79.1)

Basic and Diluted Loss Per Share	$(0.26)	$(2.36)

Shares Used for Computation:
Basic and Diluted	40.365	33.464

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In Millions)	March 31, 2007	December 31, 2006
Cash and marketable securities	$970	$1,014

Total current assets	$1,538	$1,572
Property and equipment-net	2,571	2,359
Other assets	178	146

Total assets	$4,287	$4,077

Current liabilities	$1,324	$1,236
Long-term debt	1,171	1,032
Other liabilities and credits	908	923
Shareholders’ equity	884	886

Total liabilities and shareholders’ equity	$4,287	$4,077

Alaska Airlines Financial and Statistical Data

	Quarter Ended March 31
Financial Data (in millions):	2007		2006	% Change
Operating Revenues:
Passenger revenue – Mainline	$545.9		$536.8	1.7
Passenger revenue – Regional flying	57.3		4.4	NM
Freight and mail	20.7		20.5	1.0
Other – net	35.9		28.3	26.9

Total Operating Revenues	659.8		590.0	11.8

Operating Expenses:
Wages and benefits	187.3		175.7	6.6
Variable incentive pay	7.7		6.4	20.3
Contracted services	29.4		28.0	5.0
Regional flying costs	67.4		3.9	NM
Aircraft fuel, including hedging gains and losses	157.6		142.0	11.0
Aircraft maintenance	34.3		44.3	(22.6)
Aircraft rent	26.3		29.3	(10.2)
Food and beverage service	10.6		10.8	(1.9)
Selling expenses	31.6		33.2	(4.8)
Depreciation and amortization	35.4		32.2	9.9
Landing fees and other rentals	41.8		38.4	8.9
Other	39.8		39.0	2.1
Fleet transition	—		131.1	NM

Total Operating Expenses	669.2		714.3	(6.3)

Operating Loss	(9.4)		(124.3)	NM

Interest income	15.9		11.8
Interest expense	(20.4)		(15.8)
Interest capitalized	6.3		4.3
Other – net	0.1		(0.7)

	1.9		(0.4)

Loss Before Income Tax	$(7.5)		$(124.7)	NM

Mainline Operating Statistics:
Revenue passengers (000)	3,862		3,905	(1.1)
RPMs (000,000)	4,066		4,080	(0.3)
ASMs (000,000)	5,694		5,539	2.8
Passenger load factor	71.4%		73.7%	(2.3)pts
Yield per passenger mile	13.43	¢	13.16 ¢	2.0
Operating revenue per ASM	10.58	¢	10.57 ¢	0.1
Passenger revenue per ASM	9.59	¢	9.69 ¢	(1.1)
Operating expenses per ASM (a)	10.57	¢	12.83 ¢	(17.6)
Operating expense per ASM excluding fuel and fleet transition costs (a)	7.80	¢	7.90 ¢	(1.3)
GAAP fuel cost per gallon (a)	$1.87		$1.68	11.4
Economic fuel cost per gallon (a)	$1.95		$1.67	16.8
Fuel gallons (000,000)	84.2		84.5	(0.4)
Average number of full-time equivalent employees	9,542		8,988	6.2
Aircraft utilization (blk hrs/day)	10.8		11.0	(1.8)
Average aircraft stage length (miles)	917		921	(0.4)
Operating fleet at period-end	114		113	1 a/c
Regional Operating Statistics:
Revenue passengers (000)	578		13	NM
RPMs (000,000)	220		11	NM
ASMs (000,000)	316		18	NM

NM = Not Meaningful
(a) See Note A on page 8.

Horizon Air Financial and Statistical Data

	Quarter Ended March 31
Financial Data (in millions):	2007		2006		% Change
Operating Revenues:
Passenger	$159.4		$143.8		10.8
Freight and mail	0.5		0.9		(44.4)
Other – net	1.7		1.5		13.3

Total Operating Revenues	161.6		146.2		10.5

Operating Expenses:
Wages and benefits	48.9		46.5		5.2
Variable incentive pay	2.8		2.1		33.3
Contracted services	6.1		6.1		0.0
Aircraft fuel, including hedging gains and losses	27.3		21.1		29.4
Aircraft maintenance	24.2		16.9		43.2
Aircraft rent	17.0		17.3		(1.7)
Food and beverage service	0.6		0.7		(14.3)
Selling expenses	7.4		8.1		(8.6)
Depreciation and amortization	6.2		4.4		40.9
Landing fees and other rentals	13.2		10.9		21.1
Other	12.8		11.8		8.5
Fleet transition	3.0		—		NM

Total Operating Expenses	169.5		145.9		16.2

Operating Income (Loss)	(7.9)		0.3		NM

Interest income	1.0		0.7
Interest expense	(3.0)		(1.8)
Interest capitalized	0.8		0.4
Other – net	(0.1)		—

	(1.3)		(0.7)

Loss Before Income Tax	$(9.2)		$(0.4)		NM

Operating Statistics:
Revenue passengers (000)	1,609		1,594		0.9
RPMs (000,000)	627		620		1.1
ASMs (000,000)	925		877		5.5
Passenger load factor	67.8%		70.7%		(2.9	)pts
Yield per passenger mile	25.42	¢	23.19	¢	9.6
Operating revenue per ASM	17.47	¢	16.67	¢	4.8
Passenger revenue per ASM	17.23	¢	16.40	¢	5.1
Operating expenses per ASM (a)	18.32	¢	16.64	¢	10.1
Operating expense per ASM excluding fuel (a)	15.37	¢	14.23	¢	8.0
Operating expense per ASM excluding fuel and fleet transition (a)	15.05	¢	14.23	¢	5.8
GAAP fuel cost per gallon (a)	$1.87		$1.64		14.0
Economic fuel cost per gallon (a)	$2.01		$1.73		16.1
Fuel gallons (000,000)	14.6		12.9		13.2
Average number of full-time equivalent employees	3,694		3,538		4.4
Aircraft utilization (blk hrs/day)	8.7		8.8		(1.1)
Operating fleet at period-end	71		69		2 a/c

NM = Not Meaningful

(a) See Note A on page 8.

Note A:

Pursuant to Item 10 of Regulation S-K, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure and monitor performance both with and without the cost of aircraft fuel (including the gains and losses associated with our fuel hedging program where appropriate) and fleet transition costs. Because the cost and availability of aircraft fuel are subject to many economic and political factors beyond our control and we record changes in the fair value of our hedge portfolio in our income statement, it is our view that the measurement and monitoring of performance without fuel is important. In addition, we believe the disclosure of financial performance without fleet transition costs is useful to investors. Finally, these non-GAAP financial measures are also more comparable to financial measures reported to the Department of Transportation by other major network airlines.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:
($ in millions)	Three Months Ended March 31,
Unit cost reconciliations:	2007	2006
Total operating expenses	$669.2	$714.3
Less: Regional flying costs	(67.4)	(3.9)

Mainline operating expenses	601.8	710.4
Mainline ASMs (000,000)	5,694	5,539

Mainline operating expenses per ASM	10.57 ¢	12.83 ¢

Total operating expenses	$669.2	$714.3
Less: regional flying costs	(67.4)	(3.9)
Less: aircraft fuel	(157.6)	(142.0)
Less: fleet transition costs	—	(131.1)

Mainline Operating expenses excluding fuel and fleet transition costs	$444.2	$437.3
Mainline ASMs (000,000)	5,694	5,539

Mainline Operating expenses per ASM excluding fuel and fleet transition costs	7.80 ¢	7.90 ¢

Reconciliation to GAAP income (loss) before taxes
Income (loss) before taxes, excluding mark-to-market fuel hedging gains (losses) and fleet transition costs	$(14.3)	$7.6
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting	6.8	(1.2)
Less: fleet transition costs	—	(131.1)

GAAP loss before taxes as reported	$(7.5)	$(124.7)

Aircraft fuel reconciliations:	Three Months Ended March 31,
	2007		2006
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$165.9	$1.97	$166.6	$1.98
Less: gains on settled hedges	(1.5)	(0.02)	(25.8)	(0.31)

Economic fuel expense	164.4	1.95	140.8	1.67

Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting	(6.8)	(0.08)	1.2	0.01

GAAP fuel expense	$157.6	$1.87	$142.0	$1.68

Fuel gallons (000,000)	84.2		84.5

Horizon Air Industries, Inc.
($ in millions)	Three Months Ended March 31,
Unit cost reconciliations	2007	2006
Operating expenses	$169.5	$145.9
ASMs (000,000)	925	877

Operating expenses per ASM	18.32 ¢	16.64	¢

Operating expenses	$169.5	$145.9
Less: aircraft fuel	(27.3)	(21.1)

Operating expenses excluding fuel	$142.2	$124.8
ASMs (000,000)	925	877

Operating expenses per ASM excluding fuel	15.37 ¢	14.23	¢

Unit cost reconciliations-excluding fleet transition costs
Operating expenses	$169.5	$145.9
Less: aircraft fuel	(27.3)	(21.1)
Less: fleet transition costs	(3.0)	—

Operating expenses excluding fuel and fleet transition costs	$139.2	$124.8
ASMs (000,000)	925	877

Operating expenses per ASM excluding fuel and fleet transition costs	15.05 ¢	14.23	¢

Reconciliation to GAAP loss before taxes

Loss before taxes, excluding mark-to-market fuel hedging adjustments	$(11.2)	$(1.6)
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting	2.0	1.2

GAAP loss before taxes as reported	$(9.2)	$(0.4)

Aircraft fuel reconciliations:	Three Months Ended March 31,
	2007		2006
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$29.6	$2.03	$26.4	$2.05
Less: gains on settled hedges	(0.3)	(0.02)	(4.1)	(0.32)

Economic fuel expense	29.3	2.01	22.3	1.73

Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting	(2.0)	(0.14)	(1.2)	(0.09)

GAAP fuel expense	$27.3	$1.87	$21.1	$1.64

Fuel gallons (000,000)	14.6		12.9

Air Group Net Income (Loss) and EPS Reconciliation:

The following table summarizes Alaska Air Group, Inc.’s net income (loss) and earnings (loss) per share during 2007 and 2006 excluding adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting, and the fleet transition costs related to the impairment of MD-80 in the prior year, as reported in accordance with GAAP (in millions except per share amounts):

	Three Months Ended March 31,
	2007		2006
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income (loss) and diluted EPS, excluding mark-to-market hedging adjustments, and Alaska fleet transition costs	$(15.8)	$(0.39)	$2.8	$0.08
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting, net of tax	5.5	0.13	—	—
Alaska fleet transition costs, net of tax	—	—	(81.9)	(2.44)

Reported GAAP amounts	$(10.3)	$(0.26)	$(79.1)	$(2.36)

Air Group Capacity Guidance:

The following table summarizes Alaska’s and Horizon’s expected change in capacity as measured in available seat miles for the rest of 2007.

	Alaska	Horizon
Second quarter 2007	4%-5%	10%
Third quarter 2007	3%-4%	18%
Fourth quarter 2007	6%-7%	9%
Full year 2007	4%-5%	11%

Forecasted Unit Costs

During our quarterly earnings conference call, we expect to discuss forward-looking forecasted unit cost information for 2007. This forecasted unit cost information includes non-GAAP unit cost estimates which are summarized in the following table together with the most directly comparable GAAP unit cost for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

	Alaska Airlines- Mainline			Horizon Air
	Forecast of cost per available seat mile, excluding fuel (cents)	Forecast of fuel cost per available seat mile (cents)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents)	Forecast of cost per available seat mile, excluding fuel (cents)	Forecast of fuel cost per available seat mile (cents)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents)
Second quarter 2007	7.5	3.0	10.5	14.8	3.3	18.1
Full year 2007	7.5-7.6	3.0	10.5-10.6	14.2	3.4	17.6

Our forecast of fuel costs is based on anticipated gallons consumed and estimated fuel cost per gallon. The estimate also includes the expected benefit from settled hedges. Given the volatility of fuel prices and the mark-to-market adjustments on our fuel hedge portfolio, readers should be cautioned that actual fuel expense will likely differ from the forecast above.

Air Group fuel hedge positions

	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
Second quarter 2007	53%	$57.31
Third quarter 2007	49%	$56.98
Fourth quarter 2007	41%	$59.67
First quarter 2008	36%	$61.92
Second quarter 2008	29%	$63.53
Third quarter 2008	21%	$63.94
Fourth quarter 2008	23%	$64.20
First quarter 2009	5%	$67.68
Second quarter 2009	5%	$67.50
Third quarter 2009	6%	$68.25

Air Group operating fleet

The following table displays the currently anticipated fleet count for Alaska and Horizon as of the end of each quarter in 2007 and as of December 31, 2008:

	30-Jun-07	30-Sept-07	31-Dec-07	31-Dec-08
Alaska Airlines
MD80	20	17	15	—
737-400	35	35	34	34
737-400F**	1	1	1	1
737-400C**	4	4	5	5
737-700	20	20	20	20
737-800*	22	25	29	42
737-900	12	12	12	12

Totals	114	114	116	114

Horizon Air
Q200	23	20	17	12
Q400	32	33	33	36
CRJ-700	21	20	20	20

Totals	76	73	70	68

*	The total assumes Alaska will identify one airplane for delivery in 2008 from the manufacturer or a lessor.
**	F=Freighter; C=Combination freighter/passenger